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                                                                    EXHIBIT 23.2


             CONSENT OF THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


Board of Directors
Technical Olympic USA, Inc.

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated January 31, 2001, except for Note 1 and Note 5 in the 2000 financial statements, as to which the date is June 25, 2002, relating to the consolidated financial statements of Technical Olympic USA, Inc., which is contained in this Prospectus.

We hereby consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP
Los Angeles, California

July 10, 2003